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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                                                              STATE OR COUNTRY
SUBSIDIARY                                                                    OF INCORPORATION
----------                                                                    ----------------

Oil-Dri Corporation of Georgia                                                Georgia
Oil-Dri Production Company                                                    Mississippi
Mounds Production Company, L.L.C.                                             Delaware
Oil-Dri, S.A.                                                                 Switzerland
Favorite Products Company, Ltd.                                               Canada
Blue Mountain Production Co.                                                  Mississippi
Oil-Dri (U.K.) Ltd.                                                           United Kingdom
Ochlocknee Holding Co., S.A.                                                  Spain
Ochlocknee Mining Co., S.A.                                                   Spain
Oil-Dri Corporation of Nevada                                                 Nevada
Phoebe Products Company                                                       Delaware
Mounds Management, Inc.                                                       Delaware
B.T. Acquisition Company                                                      Illinois